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                                                                           LDA-2

                                    SUB-LEASE

                     NO. 3 LOCKHART ROAD, WANCHAI, HONG KONG

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CONTENTS

1.          Premises

2.          Tenant's obligations

            2.1         Stamp duty and registration fee
            2.2         Rent
            2.3         Deposit
            2.4         Management fee and air-conditioning fee
            2.5         To pay outgoings
            2.6         Electricity and other utilities
            2.7         Cleansing and clearing drains
            2.8         Plans and specifications
            2.9         Interior of the Premises
            2.10        Indemnification of Landlord
            2.11        Good repair of lavatories and water apparatus
            2.12        Directory boards
            2.13        Cleaning contractor
            2.14        Precautions against storm and typhoon
            2.15        Non-interruption of fire fighting system
            2.16        Inspection
            2.17        Entry for repairs etc.
            2.18        Give notice of damage
            2.19        Installation of telephone cables
            2.20        Entry for installation
            2.21        User
            2.22        Manufacture or storage of goods
            2.23        Preparation of food and prevention of odours
            2.24        Sound or noise
            2.25        Not to misuse lavatories
            2.26        Alterations or additions
            2.27        Entrance doors locks bolts
            2.28        Removal of refuse and garbage
            2.29        Use of lifts
            2.30        Use of common areas
            2.31        Breach of Crown Lease
            2.32        No illegal or immoral use
            2.33        No subletting and assigning
            2.34        Non-domestic use
            2.35        Animals and pets
            2.36        Touting and soliciting for business
            2.37        No obstructions in passage
            2.38        Sign
            2.39        Offensive trade
            2.40        Breach of insurance policy
            2.41        Floor loading
            2.42        Yielding up premises
            2.43        Liabilities for invitees
            2.44        Compliance with building regulations
            2.45        Compliance with Ordinance etc.


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            2.46        Reserved rights
            2.47        Redevelopment
            2.48        Additional air-conditioning machine
            2.49        Air-conditioning services
            2.50        Cost of repairing or replacing air-conditioning units

3.          Landlord's obligations

4.          Express agreement
            4.1         Breach of this Sub-Lease
            4.2         Additional air-conditioning service
            4.3         Keep windows shut
            4.4         Obstructions to outside windows
            4.5         Consent from Head Landlord
            4.6         Breakdown of the lifts or air-conditioning system
            4.7         Insurance of the Premises
            4.8         Landlord's right to repair etc.
            4.9         Introduction of regulations

5.          Interruption of services
6.          Waiver
7.          Acceptance of rent
8.          Notice
9.          On expiry
10.         Distress of rent
11.         Abatement of rent
12.         Exclusions
13.         Full agreement
14.         Exclusion of appurtenant rights
15.         Observance of Head Lease
16.         No Key Money
17.         Gender

            First Schedule
            Second Schedule
            Third Schedule
            Fourth Schedule

            Appendix I - Market Rent
            Appendix 11 - Management Fee
            Appendix III - Air-conditioning Fee


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THIS SUB-LEASE is made the 22nd day of September Two Thousand

BETWEEN the parties hereinafter more particularly described and set out in the First Schedule hereto.

WHEREAS :-

1. By a lease dated 18th May, 1994 made between The Boys' and Girls' Clubs Association of Hong Kong (hereinafter referred to as "THE HEAD LANDLORD") as landlord on the one part and the Landlord as tenant on the other part registered in the Land Registry by Memorial No. 6016935 , all those portions of the Building (as hereinafter defined) more particularly described and set out in the Second Schedule hereto (hereinafter referred to as "THE LEASED PROPERTY") were demised by the Head Landlord to the Landlord for the term stated therein. Particulars of the said lease (hereinafter called "THE HEAD LEASE") are set forth in the Third Schedule hereto.

2. Clause 3(A) of the Head Lease stipulates (inter alia) that if the Landlord sub-leases the Leased Property demised thereunder or part thereof, it shall only sub-lease to sub-tenants of good business repute for use as offices.

3. The Landlord and the Tenant hereby agree to enter into this Sub-Lease in respect of the premises ("THE PREMISES") more particularly described in
     Part I of the Fourth Schedule hereto.

4. Headings in this Sub-Lease are for ease of reference only and do not form part of this Sub-Lease.

5. In this Sub-Lease, if the context permits or requires, words importing the singular number shall include the plural number and vice versa and words importing the masculine feminine or neuter gender shall include the others of them.


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WITNESSETH as follows :-

1. Premises     Subject Always to the terms and provisions of the Head Lease, the Landlord shall let and the Tenant shall take the Premises hereinafter more particularly described and set out in Part I of the Fourth Schedule hereto forming part of the building
                (hereinafter referred to as "THE BUILDING") erected on ALL THAT piece or parcel of ground situate lying and being at No.3
                Lockhart Road, Wanchai, Hong Kong and registered in the Land
                Registry as Inland Lot No.7418 TOGETHER WITH the use in common with the Head Landlord/Landlord and all others having the like right of the entrances staircases landings passages and lavatories in the Building in so far as the same are necessary for the proper use and enjoyment of the Premises except in so far as the Head Landlord may from time to time restrict such use and together with the use in common as aforesaid of the lift service and air-conditioning and heating services in the Building (if any and whenever the same shall be operating) for the term described in Part II of the Fourth Schedule hereto yielding and paying therefor throughout the said term such rental and management fee and air-conditioning fee specified in
                Part III, Part IV and Part V of the Fourth Schedule hereto which sums shall be payable exclusive of rates and in advance clear of all deductions on the first day of each calendar month upon and subject to the following terms and conditions :-

2. Tenant's     The Tenant agrees with the Landlord as follows :-
   obligations

   Stamp duty   2.1    To pay to the Landlord's agent, Hsin Chong Real Estate
   and                 Agency Limited upon the signing hereof the registration
   registration        fee (if any) and half share of the stamp duty payable on
   fee                 this Sub-Lease payable by the Tenant.

   Rent         2.2    To pay the rent on the days and in the manner herein
                       provided for payment therefor.

   Deposit      2.3    (a) The Tenant shall on the signing hereof deposit with
                           the Landlord the sum referred to as the Deposit in
                           Part VI of the Fourth Schedule hereto ("the Deposit") to secure the due observance and performance by the Tenant of the agreements, stipulations, obligations and conditions contained in this Sub-Lease and on the part of the Tenant to be observed and performed. The Deposit shall be held by the Landlord throughout the currency of this Sub-Lease free of any interest with the right for the Landlord (without prejudice to any right or remedy hereunder) to deduct therefrom the amount of any loss or damage sustained by the Landlord as the result of any non-observance or non-

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                           performance by the Tenant of any of the said
                           agreements, stipulations, obligations and conditions (including but not limited to legal costs on a solicitors-clients basis incurred for institution of proceedings in this connection). In the event of any deduction being made by the Landlord from the Deposit in accordance herewith during the currency of this Sub-Lease, the Tenant shall forthwith on demand by the Landlord make a further deposit equal to the amount so deducted and failure by the Tenant so to do shall entitle the Landlord forthwith to reenter upon the Premises and to determine this Sub-Lease as hereinbefore provided.

                       (b) Where under this Sub-Lease, the aggregate of rental
                           and management fee and air-conditioning fee payable shall at any time exceed the amounts so payable on the commencement of this Sub-Lease, the Tenant shall forthwith pay to the Landlord such further sums as will be necessary to maintain the Deposit at an amount equivalent to the number of months' rental, management fee and air-conditioning fee as set out in
                           Part VI of the Fourth Schedule.

                       (c) Subject as aforesaid, the Deposit shall be refunded
                           to the Tenant by the Landlord without interest within thirty (30) days after the expiration or sooner determination of this Sub-Lease and delivery of vacant possession to the Landlord or after settlement of the last outstanding claim by the Landlord against the Tenant for any of the agreements, stipulations, obligations or conditions herein contained and on the part of the Tenant to be observed or performed whichever shall be the later.

   Management   2.4    In addition to the rent, the Tenant shall pay to the
   fee and air-        Landlord the management fee at the monthly rate set
   conditioning        out in Part IV of the Fourth Schedule hereto and
   fee                 air-conditioning fee at the monthly rate set out in
                       Part V of the Fourth Schedule hereto subject to revision as from time to time by the Landlord.




   To pay       2.5    To pay and discharge upon demand all rates, taxes,
   outgoings           duties, charges, impositions and outgoings whatsoever now
                       or hereafter to be imposed or charged by the Government of Hong Kong or other lawful authority (Crown Rent and Property Tax excepted). Without prejudice to the generality of this Clause 2.5 the Tenant shall pay all rates imposed on the Premises in the first place to the Landlord who shall settle the same with the Hong Kong
                       Government and in the event of the Premises not yet having been assessed to rates the Tenant shall until such time as the Premises are assessed to rates pay to the Landlord quarterly in advance a sum equal to the rates which would be charged by the Hong Kong Government for each quarter on the basis of a rateable value equal to twelve months' rent payable by the Tenant, on account of


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                       the Tenant's liability under this sub-clause.

   Electricity  2.6    To pay and discharge upon demand all deposits and charges
   and other           in respect of electricity (including but not limited to
   utilities           electricity consumed through the operation of
                       air-conditioning installed by the Tenant within the Premises), telephone rental and other outgoings as may be shown by or operated from the Tenant's own metered supplies or by accounts rendered to the Tenant by the appropriate utility companies in respect of all such utilities consumed on or in the Premises.





   Cleansing    2.7    To pay on demand to the Landlord the costs incurred by
   and clearing        the Landlord in cleansing and clearing any of the drains
   drains              of the Premises choked or stopped up owing to negligence
                       of the Tenant or its employees, invitees or licensees.

   Plans and   2.8     (a) To fit out the Premises at the Tenant's expense in
   specifications          accordance with such plans and specifications as
                           shall have been first submitted to and approved in writing by the Landlord in a good and proper workmanlike fashion and in all respects in a style and manner appropriate to a first class office building and so as to maintain the same throughout the said term in good repair and condition to the reasonable satisfaction of the Landlord. Such fitting out shall include but without limitation to the following :-

                           (i) Connection and reticulation of all electrical wiring including wiring to light fittings together with control switching etc. within the Premises;

                           (ii) All floor finishes and partitioning within the Premises provided that any partitioning installed by the Tenant within the Premises shall be dry partitioning only;

                           (iii) Any alteration to the sprinkler system
                                 necessitated by the Tenant's layout of the Premises the same to be in all respects in accordance with all permits and consents and in compliance with the requirements of the Fire Services Department;

                           (iv) All installation of air-conditioning ducting within the Premises;

                           (v)   Internal decoration, furnishings and
                                 specialized Tenant's equipment;

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                           Provided :

                           (vi) that the Tenant will use in connection with its fitting out and decoration and furnishing works only contractors or sub-contractors in respect of whom the prior approval in writing of the Landlord shall have been obtained or who shall be nominated by the Landlord IT BEING AGREED that in no circumstances shall any work be commenced or be permitted to be commenced by any contractor who shall not first have been approved in writing by the Landlord AND THAT in any event any and all work involving any alteration to or modification of or in any way associated with the sprinkler system, fire service installation system, mechanical and electrical system, the security system, the plumbing and drainage system and piping and the air-conditioning ducting, chilled water pipes and air-conditioning controls shall be carried out only by contractors nominated by the Landlord and the Tenant shall indemnify the Landlord against all costs, losses, damages and claims which may arise in consequence of the approved works so carried out. All works have to be carried out in accordance with the FITOUT RULES to be issued by the Landlord from time to time and to be signed by the Tenant prior to commencement of Tenant's works and the Tenant will pay to the Landlord the sums set out in Clause 2.8 (e) hereof; and

                           (vii) that the Tenant will not cause or permit to be
                                 made any subsequent variation to the approved fitting out plans and specifications or to the approved interior design or layout of the Premises without the previous approval in writing of the Landlord and in the event of such approval being requested it shall be a condition precedent to the granting thereof that the Tenant shall pay to the Landlord any reasonable fees and/or costs properly incurred by the Landlord in consulting its architect and/or specialist consultants in respect of such variations.

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                       (b) To install all wires pipes and cables and other
                           services serving the Premises in and through the ducts trunkings and conduits in the Building provided by the Landlord for such purposes and at all times in accordance with the Landlord's directions and not to install any such wires pipes cables or other services without first providing the Landord with full particulars and a fully detailed plan and diagram of such intended installation and obtaining the Landlord's written consent in regard thereto.

                       (c) To provide to the Landlord a full coloured diagram of
                           all electrical wiring to be installed by the Tenant within or serving or connected to the Premises and/or within the ducts, trunkings or conduits provided by the Landlord within the Building for the installation of electrical and/or fibre-optical or other wires or cables or means of passing receiving or transmitting information and all telephone and other service wires conduits and cables installed by or at the order of the Tenant and to clearly label and in accordance with any directions given by the Landlord colourcode all such wires conduits and cables to identify the same as being the Tenant's and if required by the Landlord at the expiration or sooner determination of this Sub-Lease at the Tenant's expense to remove the same from all ducts conduits or trunkings within the Building taking care not to disturb damage or interfere with any wires cables or other means of communication belonging to the Head Landlord or the Landlord or to other occupiers of any part or parts of the Building that may have been installed within any such ducts conduits or trunkings and making good any damage caused by the Tenant in so doing and the Tenant will indemnify and hold the Landlord harmless against any claim action or demand that may be brought by any person suffering any loss or damage or interference with business or inconvenience caused by or arising from the Tenant's actions in complying with its obligations hereunder.

                       (d) In consideration of the Landlord approving the
                           fitting out requirements of the Premises, the Tenant shall indemnify and keep indemnified the Landlord against all actions, proceedings, claims, costs and demands against or incurred by the Landlord in respect of the fitting out or reinstatement



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                           of the Premises to be let to the Tenant or in respect
                           of any breaches of the Landlord's fitting out requirement by the Tenant.

                       (e) To pay to the Landlord a plan approval fee set out in
                           Part VIII of the Fourth Schedule or of such amount as the Landlord shall determine in its absolute discretion from time to time during the term hereby created for approving the Tenant's fitting out plans and specifications and inspecting the fitting out works carried or to be carried out in the Premises.

                       (f) No oral acknowledgement, representation or warranty
                           by the Landlord or its servants, workmen or agents shall constitute the Landlord's consent to the plans and specifications submitted by the Tenant or the fitting out works carried or to be carried out in the Premises by the Tenant unless such consent shall be in writing.




   Interior of  2.9    To keep all the interior of the Premises including the
   the Premises        flooring and interior plaster or other finishing material
                       or rendering to walls, floors and ceilings and the Landlord or the Head Landlord's fixtures and fittings therein including (without limitation) all doors, windows, electrical installations and wiring, light fittings, suspended ceilings, fire fighting apparatus, and all waste drain water and other pipes and sanitary apparatus and fittings therein and all painting papering and decoration thereof in good, clean, tenantable, substantial and proper repair and condition and as may be appropriate from time to time painted and decorated to the satisfaction of the Landlord and the Head Landlord and so to maintain the same at the expense of the Tenant.
                       In particular, but without in any way limiting the foregoing :-

                       (a) to pay or reimburse to the Landlord the cost of
                           replacing all broken and damaged windows glass irrespective of the cause of such breakage or damage;

                       (b) to repair or replace, if so required by the
                           appropriate authority under the terms of Electricity Supply Ordinance or any statutory modification or re-enactment thereof or any Orders or Regulations made thereunder, all the electrical wiring installations and fittings installed by the Tenant within the Premises;


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                       (c) to reimburse to the Landlord the cost of replacing
                           any damaged, broken defective or burned out electric light bulbs, tubes and globes in the Premises which may be provided by the Landlord.

                       (d) at the expense of the Tenant to replace from time to
                           time all Landlord's fixtures and fittings and appurtenances in the Premises which may be or become beyond repair at any time; and

                       (e) at the expiration or sooner determination of this
                           Sub-Lease, to deliver up the Premises and all fittings, fixtures and additions therein and thereto other than tenant's fixtures and fittings to the Landlord in good clean and tenantable condition and repair in accordance with its covenant to repair contained herein.

   Indemnific-  2.10   To be wholly responsible for any loss damage or injury
   ation of            caused to any person whomsoever or to any property
   Landlord            whatsoever directly or indirectly through the defective
                       or damaged condition or operation of any part of the interior of the Premises or any machinery or plant or any fixtures or fittings or wiring or piping therein for the repair of which the Tenant is responsible hereunder or in any way caused by or owing to the spread of fire smoke or fumes or the leakage or overflow of water of whatsoever origin from the Premises or any part thereof or through the act, default or neglect of the Tenant, its servants, agents, contractors, licensees, partners or customers and to make good the same by payment or otherwise and to indemnify the Landlord against all costs, claims, demands, actions and legal proceedings whatsoever made upon the Landlord by any person in respect of any loss, damage or injury as aforesaid and all costs and expenses incidental thereto.

   Good repair  2.11   To maintain all lavatories and sanitary and water
   of lavotories       apparatus located within the Premises (or elsewhere if
   and water           used exclusively by the Tenant, its employees, invitees
   apparatus           and licensees) in good clean and tenantable state and in
                       proper repair and condition at all times during the said
                       Term to the satisfaction of the Landlord and in accordance with the Regulations of the Public Health or other Government Authority concerned.

   Directory    2.12   To pay the Landlord or its agents immediately upon
   boards              demand the cost of affixing, repairing, altering or
                       replacing as necessary the Tenant's name on the directory boards (if any) provided by the


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                       Landlord. The Tenant's name to be appeared on the
                       directory boards shall strictly be in accordance with that appearing in this Sub-Lease unless prior written consent to name otherwise has first been obtained from the Landlord.

   Cleaning     2.13   To keep the Premises at all times in clean state and
   contractor          condition and for the better observance hereof
                       the Tenant shall only employ as cleaners of the Premises such cleaning contractor appointed or nominated by the Landlord and such cleaning contractor shall be employed at the expense of the Tenant PROVIDED ALWAYS that the Landlord shall not be liable for any misconduct or negligent acts or defaults of the said cleaning contractor.

   Precautions  2.14   To take all reasonable precautions to protect the
   against storm       interior of the Premises from storm or typhoon damages
   and typhoon         and to replace all broken or damaged window glass in the
                       Premises.

   Non -        2.15   To ensure at all times that all fire alarms, fire
   interruption        fighting equipment, roller shutters and other equipment
   of fire             for security of fire purpose provided by the Landlord
   fighting            shall not be disrupted, interrupted, damaged or caused to
   system              be defective through the act, default or neglect of the
                       Tenant, his servants, agents, licensees or customers.

   Inspection   2.16   To permit the Landlord, the Head Landlord or its
                       respective agents with or without workmen or others and with or without appliances at all reasonable times upon reasonable prior notice (expect in the case of an emergency) to enter upon the Premises to view the condition thereof and to take inventories of the Landlord's fixtures and fittings therein and the Tenant shall proceed diligently to make good all defects and wants of repair there found for the repair of which the Tenant may be liable under other provisions of this Sub-
                       Lease within one calendar month from the receipt of written notice from the Landlord to that effect.

   Entry for    2.17   If the Tenant shall at any time make default in the
   repairs etc.        performance of any of the agreement herein contained for
                       or relating to the repair, decoration, preservation, protection or condition of the Premises, the Tenant shall permit the Landlord and all persons authorized by the Landlord to enter upon the Premises and repair, decorate, preserve, protect and make good the same at the expense of the Tenant (but no such entry, repair, decoration, preservation, protection and making good shall prejudice the right of re-entry under the provisions hereinafter contained) and to the Landlord



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                       on demand on a full indemnity basis the cost of such
                       repair, decoration, preservation, protection and making good including surveyor's and solicitors' fees and charges incurred by the Landlord in respect thereto.

   Give notice  2.18   To give notice to the Landlord or its agents of any
   of damage           damage that may be suffered to the Premises and of any
                       accident to or defects in the water pipes, electrical wiring or fixtures or other facilities provided by the Landlord Provided Always that the said facilities of and in the Premises shall be maintained at the Tenant's cost.

   Installation 2.19   Subject to Clause 2.8 (a) (vi) hereof, the Tenant shall
   of telephone        make its own arrangements with regard to the installation
   cables              of telephones or other communication systems in the
                       Premises, but the installation of telephone and communication lines outside the Premises must be in the common ducting provided in the Building for that purpose and in all respects in accordance with the Landlord's directions.

   Entry for    2.20   To permit the Landlord, or their respective agents and
   installation        workmen to enter into the Premises at all reasonable
                       times during the day upon prior reasonable notice to the Tenant (except in the case of an emergency) for the purpose of carrying out any installation works or other works including the installation of air-conditioning ducts, supply grilles, return grilles or exhaust grilles and of any dilapidation to carry out repairs or other works where the Tenant shall have failed so to do to carry out any works, provide any service or carry out the Landlord's obligations under this Sub-Lease and for the purpose of security and fire-fighting but causing as little disturbance to the Tenant as possible and making good at the Landlord's own costs any damage caused thereby (except in emergency or where entry was made because of the Tenant's refusal to allow the Landlord access to the Premises).

   User         2.21   To use the Premises as office premises only for the
                       purpose of the business of the Tenant and for no other purpose whatsoever without the express permission of the Landlord and the Head Landlord in writing.

   Manufacture  2.22   Not to use or permit or suffer the Premises to be used
   or storage          for the purpose of the production or manufacture of goods
   of goods            and merchandise or for the storage of goods or
                       merchandise other than in small quantities consistent with the nature of the Tenant's


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                       trade or business by way of samples and exhibits or to
                       keep or store any hazardous goods within the meaning of the Dangerous Goods Ordinance and the Reglations thereunder or any statutory modification or re-enactment thereof.

   Preparation  2.23   Not to prepare or permit or suffer to be prepared any
   of food and         food in the Premises or cause or permit any offensive or
   prevention          unusual odours to be produced upon, permeated through or
   of odours           emanated from the Premises.

   Sound or     2.24   Not to cause or suffer or permit to be caused on or in
   noise               the Premises any excessive or unreasonable sound or noise
                       (including sound produced by broadcasting from television, radio and any apparatus or instrument capable of producing or reproducing music and sound) or other acts in or on the Premises which is or are or may be a nuisance, annoyance or cause damage to the Landlord, or to the tenants or occupiers of adjacent or neighbouring premises.

   Not to       2.25   Not to use or permit or suffer to be used any lavatory
   misuse              facilities whether shared with other tenants or occupiers
   lavatories          of the Building or reserved exclusively for the use of
                       the Tenant for any purpose other than that for which they are intended and not to throw or permit or suffer to be thrown into any W.C. pan, urinal, basin sink or other lavatory fitting any foreign or deleterious substance of any kind and to pay to the Landlord on demand the cost of any breakage, blockage or damage resulting from a breach of this provision.

   Alterations  2.26   Not to make or permit or suffer to be made any
   or additions        alterations in or additions to the Premises or to the
                       electrical wiring installation or other Landlord's fixtures or to install any plant, apparatus or machinery therein without first having obtained the written consent of the Landlord therefor or cut, maim or injure or permit or suffer to be maimed or injured any doors, windows, walls structural members or other fabric thereof and the Tenant shall indemnify the Landlord of any costs (if any) involved in obtaining the consent of the Head Landlord.

   Entrance     2.27   Not to change or in any way vary the entrance doors
   doors locks         provided or approved by the Landlord for access to the
   bolts               Premises (if any) and not to install locks bolts or other
                       fittings to the said entrance doors additional to those supplied or approved by the Landlord or in any



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                       way cut or alter the existing locks, bolts, entrance
                       doors and fittings on the entrance doors without having first obtained the written licence and consent of the Landlord (such written licence shall not be unreasonably withheld by the Landlord having regard to the nature of the Tenant's business).

   Removal of   2.28   To be responsible for the removal of refuse and garbage
   refuse and          from the Premises to such location as shall be specified
   garbage             by the Landlord from time to time and to use only that
                       type of refuse container as is specified by the Landlord from time to time and in the event of the Landlord providing a collection service for refuse and garbage the same shall be used by the Tenant to the exclusion of any other similar service and the use of such service provided by the Landlord shall be at the sole costs of the Tenant.

   Use of lifts 2.29   (a) To take or allow delivery of furniture, fixtures or
                           bulky items of goods in and out of the Building and/or the Premises only at such times and through such entrances and by such lifts as shall be designated by the Landlord for this purpose from time

                       (b) No bulky articles of any kind (including, but without
                           in any way limiting the generality of the foregoing, food and drink trays and carriers) shall be brought into any passenger lift.

                       (c) Not without the prior written consent of the Landlord
                           to bring or permit or suffer to be brought any equipment, apparatus, machinery or goods to any lift(s) of the Building in excess of the loading capacity of such lift(s). All expenses incurred by the Landlord in the adjustment of the lift(s) for delivery of heavy or bulky equipment, apparatus, machinery, goods or materials as may be requested by the Tenant shall be wholly borne by the Tenant.

   Use of       2.30   (a) Not to damage mark or deface or permit or suffer to
   common                  be damaged marked or defaced any structures,
   areas                   fixtures, decorations, installations, outside and/or
                           of the Premises including air-conditioning units, cloakroom, service pantries, halls passages, staircases, drainage wells, walls, ceilings, passageways, public areas and to pay on demand to the Landlord the cost and expenses incurred by the Landlord in repairing making good such damage or cleaning the same.

                       (b) Not to lay install affix or attach any wiring, cables
                           or other article or thing in or upon any of the entrances, staircases, landings, passageways, lobbies or public areas.

   Breach of    2.31   To be liable for the consequences of any breach of local
   Crown Lease         Ordinances, Orders in Council, Regulations or By-laws by
                       any occupier of or visitor to the Premises and not to cause suffer or permit any contravention of the provisions of Crown Lease under which the Head Landlord holds the Premises and to indemnify the Landlord against any such breach.

   No illegal   2.32   The Tenant shall not cause, permit or suffer any part of
   or immoral          the Premises to be used for gambling or for any illegal,
   use                 immoral or improper purposes or so as to cause nuisance,
                       annoyance inconvenience or damage to the occupiers of adjacent or neighbouring premises.

No subletting   2.33   (a) Not to enter into any declaration of trust of the
and assigning              Premises nor to assign, underlet or otherwise part
                           with the possession of the Premises or any part thereof in any way whether by way of sub-letting, lending, sharing or other means whereby any person or persons not a party to this Sub-Lease shall obtain the use or possession of the Premises or any part thereof irrespective of whether any rental or other consideration is given for such use or possession and in the event of any such transfer, sub-letting, sharing, assignment or parting with the possession of the Premises (whether for monetary consideration or not), this Sub-Lease shall absolutely determine and the Tenant shall forthwith vacate the Premises on notice to that effect from the Landlord.

                       (b) This Sub-Lease shall be personal to the Tenant named
                           in the First Schedule hereto and without in any way limiting the generality of the foregoing, the following acts and events shall unless approved in writing by the Landlord be deemed to be breaches of this Clause :-

                           (i) In the case of a tenant which is a partnership the taking in of one or more new partners whether on the death or retirement of an existing partner or otherwise;

                           (ii) In the case of a tenant who is an individual (including a sole surviving partner of a partnership tenant) the death, insanity or disability of that individual to the intent that the right to use, possess, occupy or enjoy the Premises or any part thereof shall vest in the executors, administrators, personal representatives, next of kin, trustee or committee of any such individual;

                           (iii) In the case of a tenant which is a corporation
                                 any take-over, reconstruction, amalgamation, merger voluntary liquidation or change in the person or persons who owns or own a majority of its voting shares or who otherwise has or have effective control thereof;

                           (iv) The giving by the Tenant of a power of attorney or similar authority whereby the donee of the power obtains the right to use, possess, occupy or enjoy the Premises or any part thereof or does in fact use, possess, occupy or enjoy the same;

                           (v) The change of the Tenant's business name without the previous written approval of the Landlord which shall not be unreasonably withheld if the change of the Tenant's business name does not in the opinion of the Landlord conflict with or prejudice the business or reputation or other interests of the Landlord or of any associated company of the Landlord;

                           PROVIDED that the sharing of the Premises as licensee(s) only with a company which is and remains at all times a subsidiary of the Tenant as defined in
                           Section 2(4) of the Companies Ordinance or is an associated company of the Tenant which is for the purpose of this Agreement shall mean a company in which the Tenant holds or beneficially owns at least 20% of the issued share capital shall not be a breach of this Clause Provided That the Tenant provides full particulars to the Landlord of such sharing and of the subsidiary or associated company of the Tenant concerned and Provided That such sharing or occupation is terminated forthwith in the event that such company ceases to be a subsidiary or associated company of the Tenant as so defined.

   Non-         2.34   Not to use or permit or suffer the Premises or any part
   domestic            thereof to be used as sleeping quarters or as domestic
   use                 premises within the meaning of the Landlord and Tenant
                       (Consolidation) Ordinance or similar legislation for the time being in force nor to allow any person to remain in the Premises overnight.

   Animals and  2.35   Not to keep or permit or suffer to be kept any animals or
   pets                pets inside the Premises and to take all such steps and
                       precautions to the satisfaction of the Landlord to prevent the Premises or any part thereof from becoming infested by termites, rats, mice, cockroaches or any other pests or vermin.

   Touting and  2.36   Not to permit any touting or soliciting for business or
   soliciting for      distributing of any pamphlets, notices or advertising
   business            matter to be conducted outside or near the Premises or in
                       any part of the Building by any of the Tenant's servants, agents or licensees without the prior written approval from the Landlord.

   No           2.37   Not to place or leave or (so far as may be in its power)
   obstructions        suffer or permit to be placed or left any boxes furniture
   in passage          articles or rubbish in the entrance or any of the
                       staircases passages or landings of the Building used in common with the Landlord and/or other tenants or the Head
                       Landlord or otherwise encumber the same.

   Sign         2.38   Not to affix or put up or display any signboard, sign,
                       decoration, or other thing whatsoever outside the Premises or on any door, wall or window except with the written approval of the Landlord. The Landlord shall have absolute discretion in granting or refusing such approval and any approval to be granted shall be subject to such conditions as the Landlord may think fit. The Landlord shall have the right to remove at the cost and expense of the Tenant any signboard, sign, decoration or thing which shall be affixed, put up or displayed without the prior approval of the Landlord.

   Offensive    2.39   Not to use the Premises as a laboratory or workshop nor
   trade               for any noisy noxious or offensive trade business or
                       occupation nor for the carrying on of any vocation which may be calculated to attract to the Building or any part thereof persons of any undesirable character.

   Breach of    2.40   Not to cause or suffer or permit to be done any act or
   insurance           thing whereby the policy or policies of insurance on the
   policy              Premises or the whole or any part of the Building against
                       damage by fire or liability to third parties for the time being subsisting may become void or voidable or whereby the rate of premium or premiums thereon may be increased, and to repay to the Landlord on demand all sums paid by the Landlord by way of increased premium or premiums thereon and all expenses incurred by the Landlord in and about any renewal of such policy or policies rendered necessary by a breach of this Clause 2.40.

   Floor        2.41   Not without the previous written consent of the Landlord
   loading             to install or permit or suffer to be installed any
                       equipment apparatus or machinery which imposes a weight on any part of the flooring of the Premises in excess of the loading for which the floor is designed. The Landlord shall be entitled to prescribe the maximum weight and permitted locations of safes and other heavy equipment which must be placed so as to distribute their weight.
                       Business machines and mechanical equipment approved by the Landlord shall be located and maintained by the Tenant at the Tenant's expense in settings sufficient in the Landlord's judgment to absorb and prevent vibration noise and annoyance to occupiers of other portions of the Building.

   Yielding up  2.42   To yield up the Premises quietly at the expiration or
   premises            sooner determination of the term in good clean
                       substantial and tenantable repair and condition AND thereupon to surrender to the Landlord all keys leading to all parts of the Premises and to remove at the Tenant's own expense all lettering characters from all the doors, walls, or windows of the Premises, fixtures, fittings, additions, partitions, floor coverings, erections, and alterations made or installed by the Tenant whether during the term hereof or at any time prior thereto upon or in the Premises and to reinstate restore and make good any damage caused by such removal or reinstatement PROVIDED that the Tenant's obligations relating to removal or reinstatement under this Clause
                       2.42 may be modified or varied by the Landlord notifying the Tenant in writing that the Landlord proposes without payment of any compensation to retain all or any of the said fixtures, fittings, additions, partitions, floor coverings, erections and alterations which the Tenant is otherwise liable hereunder to remove, but subject to this proviso, the Tenant shall reinstate, restore or make good the Premises or any part thereof requiring to be reinstated, restored or made good and in the event of the Tenant failing so to do the Tenant shall on demand pay to the Landlord the cost of such removal, reinstatement, restoration or making good.

   Liabilities  2.43   To be liable for any act default or negligence of the
   for invitees        Tenant its agents, servants, workmen, employees,
                       customers, visitors, invitees or licensees in respect of the use of the Premises and to indemnify the Landlord against all actions, proceedings, costs, claims, demands, expenses or liability to any third party in connection therewith.

   Compliance   2.44   To observe obey and comply with all rules and regulations
   with building       relating to the Building from time to time adopted by the
   regulations         Head Landlord and/or the Landlord and/or their respective
                       agents. The said rules and regulations may be altered or added to by the Landlord and/or the Head Landlord at any time from time to time on giving written notice to the Tenant at the Premises.

   Compliance   2.45   To obey and comply with and to indemnify the Landlord
   with                against the breach of any Ordinances, Orders in Council,
   Ordinance           regulations or by-laws, rules and requirement of any
   etc.                Governmental or other competent authority (including but
                       not limited to the Fire Services Department and Buildings
                       Ordinance Office) relating to any fitting out work approved to be carried out pursuant to the terms of this Sub-Lease and/or the use and occupation of the Premises or any part thereof.

   Reserved     2.46   (a) The Head Landlord and the Landlord may from time to
   Rights time improve, extend, add to or reduce the Building or in any manner whatsoever and to alter or deal with the Building (other than the Premises) Provided always that in exercising such right, the Landlord will endeavour to cause as little inconvenience to the Tenant as is practicable in the circumstances and make good any damage caused to the Premises within a reasonable period of time.

                       (b) The Landlord reserves the right to name the Building
                           with any such name or style as it is its sole discretion may determine without prior notice to the Tenant and at any time and from time to time to change, alter, substitute or abandon any such name without thereby becoming liable to compensate the Tenant for any loss expense or inconvenience caused to the Tenant as a consequence thereof Provided That the Landlord shall give the Tenant and the postal and other relevant government authorities not less than one month's notice of its intention to change the name of the building.

   Redevelop-   2.47   If the Landlord shall be informed by the Head Landlord
   ment                that the Head Landlord wishes to demolish, redevelop or
                       refurbish the Building or any part affecting the Premises, the Landlord may give at least 6 months' written notice to the Tenant to terminate this Sub-Lease without prejudice to the accrued liabilities of either party.

   Additional   2.48   Not to install any air-conditioning machinery without the
   air-                prior consent in writing of the Landlord and the Landlord
   conditioning        shall have absolute discretion in giving such consent.
   machine

   Air-         2.49   The Landlord reserves the right to change the operating
   conditioning        hours of the central air-conditioning system as set out
   Services            in Part VII of the Fourth Schedule hereto.

   Cost of      2.50   To reimburse to the Landlord the cost of repairing or
   repairing or        replacing any air-conditioning units or other part of the
   replacing air-      air-conditioning apparatus or installation within the
   conditioning        Premises which is damaged or rendered defective unless
   units               the Tenant can prove the defect or damaged condition
                       hereinbefore referred to was due to the negligence of the Landlord, its contractors servants or agents or to normal fair wear and tear.

3.   Landlord's        The Landlord agrees with the Tenant as follows:-
     obligations

                3.1 To permit the Tenant (duly paying the rent, rates and management fee and air-conditioning fee and observing and performing the agreements and obligations herein contained) to have quiet possession and enjoyment of the Premises during the term hereby created without any lawful interruption by the Landlord or any person lawfully claiming under or through or in trust for the Landlord.

                3.2 To pay the rent reserved by the Head Lease and to observe and perform the terms and agreements of Head Lease on the part of the Landlord except in so far as the same are within the responsibility of the Tenant hereunder.

4. Express      It is hereby expressly agreed and declared as follows :-
   agreement

   Breach of    4.1    If the rent, rates, management fee and air-conditioning
   this Sub-           fee or the sums payable hereunder or any part thereof be
   Lease               unpaid (whether formally demanded or not) for a period of
                       fifteen (15) days next after any of the days on which the same ought to have been paid or if there shall be any breach or non-performance of any of the stipulations, conditions and agreements herein contained and on the part of the Tenant to be observed or performed or if the Tenant shall become bankrupt or being a corporation go into liquidation (save for the purposes of amalgamation, merger or reconstruction) or if any petition shall be presented for the winding up of the Tenant or if a receiver and/or manager shall be appointed over the whole or any part of the property, assets or undertaking of the Tenant or if the Tenant shall otherwise become insolvent or make any composition or arrangement with creditors or shall any execution be levied upon the Premises or otherwise on the Tenant's goods or if the Tenant shall be struck off from the Register of Companies or shall be dissolved or otherwise cease to exist under the laws of the country or state of its incorporation then and in any such case the Landlord may re-enter on the Premises or any part thereof in the name of the whole whereupon this Sub-Lease shall absolutely cease and determine but without prejudice to any other remedy of the Landlord in respect of any antecedent breach of any of the covenants or conditions contained in this Sub-Lease and notwithstanding that it shall have accepted rent or done or omitted any other act while knowing of the event giving rise to the right of forfeiture. All costs and expenses incurred by the Landlord in demanding payment of the rent and other charges arising out of this Clause 4.1 shall be paid by the Tenant and shall be recoverable from it as a debt or be deductible by the Landlord from any deposit held by the Landlord hereunder.

   Additional   4.2    If the Tenant shall require air-conditioning services to
   air-                be supplied to the Premises outside the service hours set
   conditioning        forth in the Fourth Schedule hereto, the Tenant shall
   service             give reasonable advance notice to the Landlord of the
                       Tenant's requirement and the Tenant shall pay to the Landlord on demand such amount as shall be sufficient to cover the operation and electricity consumption costs involved in running the main air-conditioning plant during such extended hours such costs to be computed by the Landlord whose computation of such costs (save for manifest error) shall be conclusive and binding on the Tenant.

   Keep         4.3    Upon air-conditioning being supplied to the Premises by
   windows             the Landlord, the Tenant agrees to keep all the windows
   shut                and doors closed while the air-conditioning ventilation
                       is in operation and the Landlord shall have the right to send a representative to close the same for the Tenant should it be found that the Tenant does not comply with the notice to that effect of the Landlord and the persistent breach by the Tenant of this Clause 4.3 is a breach of the terms of this Sub-Lease justifying the Landlord to exercise the rights of re-entry or other remedies hereunder.

   Obstructions 4.4    Not to block up, darken or obstruct or obscure any of the
   to outside          windows or lights belonging to the Premises.
   windows

   Consent from 4.5    If the Tenant requests the consent of the Landlord in
   Head                connection with anything contained in this Sub-Lease
   Landlord            which also requires consent under the Head Lease and
                       where the Landlord shall apply for the like consent from the Head Landlord under the terms of the Head Lease, the Tenant shall reimburse to the Landlord any sums incurred by the Landlord in obtaining or requesting the Head
                       Landlord's consent, if any.

   Breakdown    4.6    The Landlord shall not in any circumstances be liable to
   of the lifts        the Tenant for any defect in or breakdown of the lifts or
   or air-             air-conditioning system nor shall the rent or the
   conditioning        management fee or air-conditioning fee or any other sums
   system              of money agreed to be paid hereunder abate or cease to be
                       payable on account thereof Provided that if the air-conditioning system shall wholly breakdown or cease to operate for any period of twenty-one or more consecutive days, the air-conditioning fee, but not the rent or the management fee or any other sums of money agreed to be paid hereunder, shall cease to be payable from the first day of the subsequent calendar month after the end of such period of twenty-one consecutive days until the air-conditioning system again commences operating.

   Insurance of 4.7    The Tenant shall insure and keep insured the Premises to
   the Premises        the full value thereof against loss and damage by fire
                       caused by the Tenant's negligence and upon the request of the Landlord or his agent to produce the policy of such insurance and the receipt for the last premium and to cause all sums received in respect of such insurance to be forthwith laid out and expended in rebuilding or repairing or otherwise reinstating the Premises in accordance with the Landlord's instructions and to make up any deficiency in such sums out of his own moneys.

   Landlord's   4.8    The Landlord shall have the right at any time and from
   right to repair     time to time during the term hereof carry out or cause to
   etc.                be carried out (in manner as the Landlord may in its
                       absolute discretion deem fit) any repair, maintenance, building, decoration, refurbishing or renovation work to the Building or any part thereof including but not limited to the Building's external appearances and has the right to erect scaffolding for any purpose in connection therewith notwithstanding that such scaffolding may temporarily restrict the access to or use and enjoyment of the Premises. The Tenant hereby expressly agrees that Provided that such repair, maintenance, building, decoration, refurbishing or renovation work shall not wholly deprive the Tenant of the use of the Premises, the Landlord shall not be liable to the Tenant in any respect for any loss or damages whatsoever caused by such work and/or in consequence of such work and the rent hereby agreed to be paid, the management fee and the air-conditioning fee and/or any other sums of money agreed to be paid hereunder or any part thereof shall continue to be payable by the Tenant to the Landlord without any deduction whatsoever. In the event of any safety measures or works required to be carried out or installed in or at the Premises or any part or parts thereof as a result of such work aforesaid, the Tenant shall not object to such safety measures or works and shall allow the Landlord or its agents or representatives or workmen to have access to the Premises for the purposes of carrying out or installing the same at or in the Premises or any part or parts thereof without any claim for loss or damages whatsoever against the Landlord.

   Introduction 4.9    The Landlord shall be entitled from time to time and by
   of regulations      notice in writing to the Tenant to make, introduce and
                       subsequently amend, adopt or abolish if necessary such regulations as it may, reasonably consider necessary for the proper operation and maintenance of the Building.

5. Interruption The Landlord shall not be responsible for any loss, accident or
   of service   damage sustained at or originating from the Building nor shall the Tenant have any claim against the Landlord for any stoppage of or interruption or fluctuation in the provision of any service or for obstruction interruption or fluctuation of any easement or rights granted by this Sub-Lease nor shall the rent, management fee, air-conditioning fee and other charges herein mentioned abate or cease to be payable on account thereof, in either case caused by any reason outside the reasonable control of the Landlord. The Landlord shall not be liable for any failure by it to observe or perform any obligation it may have to repair the Building. Nothing in this Clause 5 shall exclude or restrict any liability of the Landlord for death or personal injury resulting from the negligence of the Landlord or its agents and employees.

6. Waiver       No condoning, excusing or overlooking by the Landlord of any default, breach or non-observance, or non-performance by the Tenant at any time or times of any of the Tenant's obligations herein contained, shall operate as a waiver of the Landlord's rights hereunder in respect of any continuing, or subsequent, default, breach or non-observance or non-performance, or so as to defeat or affect in any way the rights and remedies of the Landlord hereunder in respect of any such continuing, or subsequent default or breach, and no waiver by the Landlord shall be inferred from, or implied by, anything done or omitted by the Landlord unless expressed in writing and signed by the Landlord. Any consent given by the Landlord shall operate as a consent only for the particular matter to which it relates and shall in no way be considered as a waiver or release of any of the provisions hereof and it shall not be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in the future, unless expressly so provide.

7. Acceptance   The acceptance of any rent by the Landlord hereunder shall not
   of rent      be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant in respect of a breach by the Tenant of any of the Tenant's agreements or obligations herein contained.

8. Notice       Any notice required to be served on the Tenant shall be
                sufficiently served delivered to or despatched by pre-paid post or left at the Premises or at the last known address of the Tenant. Such notice shall be deemed to be given at the time when in due course of post it would be delivered at the address to which it is sent.

9. On expiry    9.1    During the three (3) months immediately preceding the
                       expiration of this Sub-Lease, the Landlord shall be at liberty to affix and maintain without interference upon any external part of the Premises a notice stating that the Premises are to be let and such other information in connection therewith as the Landlord shall reasonably require.

                9.2 During the three (3) months immediately preceding the expiration of this Sub-Lease, the tenant shall permit prospective tenant or persons with written authority from the Landlord or the Head Landlord or its agents at reasonable times of the day to enter into the Premises or any part thereof on prior notice being given and not so as to interfere with the efficient management of the tenant.


10. Distress    For the purpose of distress for rent in terms of Part III of the
    for rent    Landlord and Tenant (Consolidation) Ordinance, Cap.7, and for
                the purpose of this Sub-Lease, the rent in respect of the Premises shall be deemed to be in arrear if not paid in advance as hereinbefore provided all management fee, air-conditioning fee and other outgoings payable under this Sub-Lease shall be treated as rent reserved to the intent that the same may also be recoverable as part of the rent payable herein by way of distraint proceedings.

11. Abatement   If the Premises or any part thereof are rendered uninhabitable,
    of rent     and/or substantially unfit for use and/or inaccessible by fire, water, storm, typhoon, Act of God, white ants, earthquake, subsidence of the ground, order of government authority beyond the control of the Landlord and not attributable to any failure of the Tenant to secure and carry out the terms of this Sub-Lease, the rent and the management fee and the air-conditioning fee and other outgoings or a fair proportion thereof (as determined by the Landlord) shall abate according to the nature and extent of the damage or inaccessibility and shall be suspended until the Premises shall have been rendered accessible and fit for occupation; PROVIDED always that the Landlord shall not be required to reinstate the Premises if by reason of the condition of the same or any local regulations or other circumstances beyond the control of the Landlord it is not in the Landlord's opinion practicable or reasonable to do so; Provided further that should the Premises or the Building not have been reinstated in the meantime either the Landlord or the Tenant may at any time after six (6) months from the occurrence of such damage or destruction give to the other of them notice in writing to determine this Sub-Lease and thereupon the same shall determine as from the date of the occurrence of such destruction or damage or of the Premises becoming uninhabitable, unfit for use or inaccessible and the Landlord shall return the Deposit to the Tenant, but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of the agreements, stipulations, terms and conditions herein contained, or of the Landlord in respect of the rent payable hereunder prior to the coming into effect of the suspension and/or (if applicable) up to the expiry of such six months' period of Tenant's notice.

12. Exclusions  To the extent that the Tenant can lawfully so do the Tenant hereby expressly agrees to deprive itself of all rights (if any) to protection against eviction or ejectment afforded by any existing or future legislation from time to time in force and applicable to the Premises or to this Sub-Lease and the Tenant agrees to deliver up vacant possession of the Premises to the Landlord on the expiration or sooner termination of this Sub-Lease notwithstanding any rule of law or equity to the contrary.

13. Full        This Sub-Lease sets out the full agreement between the parties
    agreement   hereto. No other warranties or representations have been made or given relating to the Landlord, the Tenant, the Building, or the Premises or if any warranty or representation has been made, the same is hereby waived.

14. Exclusion   Nothing herein contained shall confer on the Tenant any rights,
    of          interest, privilege, easement or appurtenance whatsoever
    appurtenant mentioned or referred to in Section 16 (1) of the Conveyancing
    rights      and Property Ordinance (Cap. 219) save those expressly set out herein.

15. Observance  The Tenant shall also perform and observe the covenants on the
    of Head     lessee's part (i.e. on the part of the Landlord as the tenant
    Lease       under the Head Lease) and the conditions contained in the Head
                Lease in so far as they relate to the Premises except the covenant for payment of the rent reserved thereby and shall keep the Landlord indemnified against all claims, damages, costs and expenses in any way arising from the breach of this Clause 15.

16. No Key      The Tenant hereby expressly declares that for the grant of the
    Money       Term no key money or premium or construction money or other consideration otherwise than the rent and other payments hereby expressly reserved and expressed to be payable to the Landlord or to any person whomsoever.

17. Gender      Unless the context otherwise requires, words herein importing the masculine gender shall include the feminine and neuter and words herein in the singular shall include plural and vice versa.

                                 FIRST SCHEDULE

THE LANDLORD :  Cogent Spring Limited whose registered office is situate at
                Hsin Chong Center, 107-109 Wai Yip Street, Kwun Tong, Kowloon.

THE TENANT   :  Pacificnet.com Properties Limited whose registered office is situate at 29/F, Aon Insurance Tower, 3 Lockhart Road, Wanchai,
                Hong Kong.

                                 SECOND SCHEDULE
                 THE LEASEED PROPERTY AND THE APPURTENANT RIGHTS

ALL THOSE office premises comprising the upper portion of the building and the office lobby at the ground floor level [excluding the Shared Facilities (as defined in the Head Lease)] having a gross floor area of approximately 7,014 sq.m. together with the main roof of the Building and the loading and unloading bay No."CP2" on the ground floor which premises are coloured pink on the plans annexed to the Head Lease together with the right of free passage of water, gas, electricity and other services, drains, conduits, channels, cables or flues in through or under the remaining parts of the Building Together with the right subject to the Landlord obtaining the approval of the Head Landlord (which approval shall not be unreasonably withheld or delayed) at the Landlord's own expense to lay, construct repair and maintain in or under the remaining parts of the Building such further mains, pipes, cables or similar apparatus as may in the Landlord's opinion be necessary and together also with the right for Landlord, its agents, and/or workmen upon reasonable prior notice to the Head Landlord to enter upon the remaining parts of the Building for the purposes of laying, constructing, inspecting, maintaining and repairing any of the aforesaid apparatus, carrying out such work expeditiously and causing as little damage as possible and subject to the Landlord making good all physical damage caused thereby to the reasonable satisfaction of the Head Landlord.

                                 THIRD SCHEDULE

THE HEAD LEASE

Date     :  18 May 1994.

Parties  :  (1) THE BOYS' AND GIRLS' CLUBS ASSOCIATION OF HONG KONG whose registered office is situate at No.3 Lockhart Road, Wanchai, Hong Kong.

            (6) COGENT SPRING LIMITED whose registered office is situate at
                Hsin Chong Center, 107-109 Wai Yip Street, Kwun Tong, Kowloon. Demised
Property :  The Leased Property as referred to in the SECOND SCHEDULE hereto.

Term     :  20 years commencing from 16 August 1994 and expiring on 15
            August 2014.

                                FOURTH SCHEDULE

PART I    -  The Premises

             ALL THAT 19/F of No.3 Lockhart Road ("the Building") as shown on the plan annexed hereto and thereon coloured pink (for identification purpose only).

Part II   -  Term

             2 years from 25 August 2000 to 24 August 2002 (both days inclusive). The Tenant shall have the right to terminate this Sub-Lease by giving three (3) months' prior written notice to the Landlord provided that such notice of termination shall not be served before 25 August 2001. Upon the expiration of such notice, this Sub-Lease and everything herein contained shall cease and be void but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of any of the agreements or stipulations herein contained.

Part III  -  Rent

             HK$82,872.00 per calendar month (exclusive of rates and management fee and air-conditioning fee and other outgoings).

Part IV   -  Management Fee

             The management fee that will be payable with effect from the commencement of the Term as a due proportion of the cost to the Landlord of providing the management services to the common areas and services of the Building will be HK$15,055.08 per calendar month. The management services comprise the items set out in the Appendix II.

Part V    -  Air-Conditioning Fee

             The air-conditioning fee that will be payable with effect from the commencement of the Term for air-conditioning supplied to the Premises during the operating hours as stipulated in Part VII of this Fourth Schedule will be HK$6,215.40 per calendar month. The air-conditioning fee is calculated in accordance with the provisions set out in Appendix III.

PART VI   -  DEPOSIT

Deposit      :HK$312,427.44
             (equivalent to three months' rental, management fee and air-conditioning fee)

PART V11  -  OPERATION HOURS OF AIR-CONDITIONING

             (a) Monday to Friday 8:30a.m. - 6:30p.m.
             (b) Saturday 8:30a.m. - 2:00p.m.
             (e) Sunday and public holidays excluded

PART VIII -  PLAN APPROVAL FEE

Plan Approval Fee    :NIL

PART IX   -  TEMPORARY SERVICE FEE

Temporary Service
Fee                  :NIL

PART X    -  INTEREST AND ADMINISTRATION COST

The Tenant hereby undertakes and agrees that if the Tenant shall have failed to pay the rent on the date specified in Clause 1 of this Sub-Lease or failed to pay rates, management fee, air-conditioning fee or any of the said outgoings of an annual or recurring nature in respect of the Premises on the date on which the same falls due for payment the Landlord shall without prejudice to its other rights be entitled under this Sub-Lease to charge and the Tenant shall pay (i) interest on the said arrears of rent or outstanding amount of rates, management fee, air-conditioning fee or outgoings at the rate of 3% above the prime lending rate per annum for Hong Kong dollars as may be quoted from time to time by The Hongkong And Shanghai Banking Corporation Limited calculated from the date the same is due until payment and (ii) an administration cost of HK$2,000.00 as the Landlord's administration cost provided that the demand and/or receipt by the Landlord of interest and administration cost pursuant to this Part shall be without prejudice to and shall not affect the right of the Landlord to exercise any other right or remedy under this Sub-Lease (including the right of re-entry) exercisable under the terms of this Sub-Lease. All solicitors' costs and disbursements on enforcing payment of the said arrears or outstanding sums including the cost of any legal proceedings which may have been taken shall on demand be paid by the Tenant to the Landlord and until payment shall be a debt due by the Tenant to the Landlord.

APPENDIX I - MARKET RENT

1. The Prevailing Market Rent for the Premises shall mean the rental for the Premises without making any allowance to reflect or compensate the tenant for the absence of any rent free period or contribution to fitting out works or other allowance which might then be the practice in open market lettings for a landlord to make. The Prevailing Market Rent shall be that which would be payable after the expiry of any such rent free or concessionary rent period and of the receipt of any such contribution or other allowances, all of which shall be entirely disregarded in any calculation of the Prevailing Market Rent.

2. If agreement is reached between the Landlord and the Tenant as to the new rent to be payable throughout the rental review period (if any) , such agreement shall be in writing signed by both parties and in each such case the rent payable during such rental review period shall be the new rent as so agreed.

3. If such an agreement has not been made before the commencement of any rental review period, either the Landlord or the Tenant may serve a notice upon the other calling for an independent surveyor and valuer (hereinafter called "the Surveyor") to be appointed to determine the new rent. The Surveyor may be appointed by agreement between the Landlord and the Tenant or in default of such agreement the Surveyor may be appointed at the request of either of the parties hereto in the first instance by the Chairman for the time being of The Royal Institution of Chartered Surveyors (Hong Kong Branch) or in default of such appointment the Surveyors may be appointed at the request of either of the parties hereto by the President for the time being of the Hong Kong Institute of Surveyors or equivalent professional body. The Surveyor's decision as to what shall be the new rent shall be conclusive and binding on the parties hereto.

4. In determining the new rent the Surveyor shall act as an expert and not as an arbitrator and shall take into account the open market rent (including for this purpose any management fee and air-conditioning fee payable) for other premises in the Building and/or in similar office buildings in Hong Kong having attributes comparable to those of the Building obtainable at the time of commencement of the rental review period on the assumptions that at the date : -

    (a) the Premises are fitted out and equipped and fit for immediate occupation and use complete with floor and wall coverings, false ceilings, air-conditioning throughout, electrical reticulation and other landlord's finishes fittings and equipment all of a standard commensurate with a high class modern office building in Hong Kong and that no work which has been carried out thereon by the Tenant or its permitted sub-tenants (if any) or predecessors in title has diminished the rental value of the Premises;

    (b) the Premises are available for letting by a willing landlord to a willing tenant without a premium but with vacant possession and subject to the provisions of this Sub-Lease (other than the amount of the rent and any rent free period and any restrictions on use provided for herein) for the rental review period.

    (c) that the covenants herein contained on the part of the Tenant have been fully performed and observed,

          but disregarding :-

    (d) any effect on rent of the fact that the Tenant has been in occupation of the Premises;

    (e) any goodwill attached to the Premises by reason of the carrying on thereat of the business of the Tenant;

    (f) any effect on rental value of the Premises attributable to any special improvement to the Premises or any part thereof carried out by the Tenant with the Landlord's consent where required (otherwise than in pursuance of an obligation of the Tenant) including any special improvements made by the Landlord at the expense of the Tenant prior to the commencement or during the continuance of the Term.

5. The Surveyor shall afford to each of the parties hereto an opportunity to make representations to him.

6. If the Surveyor shall die delay or become unwilling or incapable of acting or if for any other reason the Chairman for the time being of the Royal Institution of Chartered Surveyors (Hong Kong Branch) or the President for the time being of the Hong Kong Institute of Surveyors as the case may be or the person acting on his behalf shall in his absolute discretion think fit he may by writing discharge the Surveyor and appoint another in his place.

7. If the New rent shall not have been determined before the commencement of the rental review period pending determination of the new rent that shall be payable in respect of any rental review period, the Tenant shall continue to pay on account of the new rent the rent that was payable immediately before the beginning of the rental review period and within fourteen (14) days of the determination of the new rent, the Tenant shall pay to the Landlord, or the Landlord shall refund to the Tenant the difference between the rent actually paid by the Tenant during the period pending determination as aforesaid and the new rent payable for the period pending determination plus such amount of interest as may be directed by the Surveyor.

8. The costs and expenses of the Surveyor including the cost of his appointment shall be borne by the Landlord and the Tenant in equal shares. All other costs and expenses incurred by the Landlord or the Tenant in respect of or in connection with any determination of new rental shall be borne by themselves separately.

APPENDIX II - MANAGEMENT SERVICES

1. The management services to be provided by the Landlord (whether directly or through an agent or sub-contractor) will comprise, including but not limited to the following items :-

    (a)   cleaning of the common areas;

    (b)   lighting of the common areas;

    (e)   maintenance, decoration and repair of the common areas;

    (d) maintenance and repair of passenger lifts and lifts machinery, water pumps and tanks and electrical and other service connections;

    (e)   maintenance and repair of the Building's security system;

    (f) provision and remuneration of caretaking, maintenance, security staff and manager

    (g) cost of electricity, water and other services employed in the common areas;

    (h)   garbage and waste disposal;

    (i)   rates relative to the common areas;

    (j) insurance premia relative to the insurance of the Building and equipment therein and the Landlord's or its agent or sub-contractor's staff employed in relation thereto;

    (k) any other expense properly incurred by the Landlord (other than in relation to the structural integrity of the Building) in relation to the management and maintenance of the Building as a first class office building including any fee that may be paid to any specialist sub-contractor or agent that may be appointed by the Landlord to carry out all or any of the duties associated with the maintenance and management services herein described;

    (l) the remuneration to the Landlord for its administration and supervision to be calculated at 10% of the total of items (a) to (k) above.

2. If at any time or time during the Term the cost to Landlord of providing the management services, including (without limitation) the cost of maintenance of plant and machinery, staff, replacement of parts, depreciation, cost of electricity or other services and all other costs related to such services shall have increased, the Landlord shall have the right to increase the amount of the management fee payable hereunder by the Tenant by an amount which shall represent the actual increase in the cost to the Landlord of providing the management services since in the first instance the date of commencement of the Term and thereafter since the date of the last increase, based on the cost of the above items plus 10% of the amount of each such increase it being agreed that a notice in writing served by the Landlord on the Tenant notifying the Tenant of an increase in the management fee shall be conclusive and binding upon the Tenant Provided however that the Landlord shall not increase the management fee more than once in any period of six consecutive calendar months.

APPENDIX III - AIR-CONDITIONING SERVICES

1. The charges for the provision of air-conditioning services shall be based on a proportion of the total costs as contained in Clause (2) of this Appendix, such proporation to be calculated where the denominator is the aggregate gross area of all premises which are being provided with the said air-conditioning services and the numerator is the gross area let to the Tenant PROVIDED ALWAYS THAT the Landlord's calculation of the gross areas shall in the absence of manifest error be final and binding.

2. The total costs for the provision of air-conditioning services, including but not limited to as aforesaid shall be the aggregate of:

    (a) the costs of electricity, water and other consumables consumed in providing the air-conditioning services;

    (b) wages and other benefits payable to and uniforms provided for the employees of the Landlord and/or the manager engaged in providing the air-conditioning services;

    (c)   the remuneration to the manager;

    (d) any payments due under any contract and/or any other payments in respect of the renewal, replacement, repair, maintenance, upkeeping, inspection and running costs of the plant, machinery, apparatus, equipment, ductwork, pump house, seawater supply pipe, piping accommodation and any other structure connected with the provision of the air-conditioning services;

    (e) the preparation of accounts and certificates relating to the costs of providing the air-conditioning services;

    (f) a due proportion of fees, rates and other payments due to the Government in respect of the seawater supply pipe and pump house (if any);

    (g) any other reasonable costs incurred by the Landlord in providing and maintaining the air-conditioning services;

    (h) the cost to the Landlord by way of interest, commission, banking charges, return on investment or otherwise of the capital outlay for the initial installation and subsequent replacement or renewal of a capital nature of the plant, machinery, apparatus, equipment, ductwork, pump house, seawater supply pipe, piping and any other structure connected with the provision of the air-conditioning services to be calculated at the rate of 10% per annum on the total of the said capital outlay;

    (i) the remuneration to the Landlord for its administration and supervision to be calculated at 10% of the total of items (a) to (g) above.

3. If during the Term, any or all of the costs for the supply of air-conditioning mentioned under Clause (2) above shall have increased, the Landlord shall be entitled to serve a notice in writing upon the Tenant increasing the amount of air-conditioning fee payable hereunder by the Tenant by an amount which shall represent the actual increase in the cost to the Landlord of providing the air-conditioning service since in the first instance the date of commencement of the Term and thereafter since the date of the last increase, based on the cost of the items in Clause (2) above plus 10% of the amount of each such increase it being agreed that a notice in writing served by the Landlord on the Tenant notifying the Tenant of an increase in the air-conditioning fee shall be conclusive and binding upon the Tenant Provided however that the Landlord shall not increase the air-conditioning fee more than once in any period of six consecutive calendar months.

IN WITNESS whereof this Sub-Lease has been executed by the parties hereto the day and year first above written.

SIGNED by the Landlord                   )
                                         )     For and on behalf of
                                         )     COGENT SPRING LIMITED
in the presence of :-                    )     /s/ [ILLEGIBLE]
                                         )     --------------------------------
                                         )                         DIRECTOR(S)
                                         )
                                         )
                                         )
                                         )





SIGNED by the Tenant                     )
                                         )
                                         )     For and on Behalf Of
                                         )     PACFICNET.COM PROPERTIES LIMITED
in the presence of :-                    )     /s/ [ILLEGIBLE]
                                         )     --------------------------------
                                         )             AUTHORIZED SIGNATURE(S)
                                         )





RECEIVED on the day and year first       )

above written the sum of HONG KONG       )

DOLLARS Three Hundered Twelve Thousand   )
Four Hundred Twenty Seven and            ) HK$ 312,427.44
Cents Forty Four ONLY being the          )
                                         )
Deposit hereinbefore expressed to        )
                                         )
be payable by the Tenant to the Landlord )
(Hsin Chong Real Esate Agency            )
Limited's Receipt No.                    )
issued on
                                  refers )

19th Floor

Office
Plan

[GRAPHIC]